UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 20, 2014 (August 14, 2014)

DIVERSICARE HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03    Material Modification to Rights of Security Holders.

Effective August 14, 2014, Diversicare Healthcare Services, Inc. (the “Company”) redeemed all of its outstanding shares of Series C Preferred Stock (“Preferred Stock”) for approximately $5.0 million from the holder, Omega Health Investors, Inc. (“Omega”). The redemption was affected as a result of Omega’s exercise of its pre-existing option to require the Company to redeem the Preferred Stock as provided in the Company’s Certificate of Designation. As previously disclosed the Preferred Stock has been redeemable at Omega’s option since September 30, 2010 at a stated value of approximately $4.9 million plus accrued but unpaid dividends, subject to certain limitations. Following the redemption, the Company no longer has any Series C Preferred Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    August 20, 2014

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